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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of reference in the Registration Statement on Form S-8 (No. 333-50273) of Consolidation Capital of North America, Inc. of our report dated December 5, 1997, except as to Note 14, which is as of February 10, 1999, relating to the financial statements of Toledo Pickling & Steel Sales, Inc., which appears in the Current Report on Form 8-K/A of Consolidated Capital of North America, Inc. dated February 12, 1999.



/s/ PricewaterhouseCoopers, LLP
PricewaterhouseCoopers LLP
Toledo Ohio
February 10, 1999